SUBSIDIARIES OF THE REGISTRANT



                              Subsidiary or        Percent of       State of
     Parent                   Organization         Ownership      Incorporation
-------------------------  ---------------------- ------------  ----------------
First Robinson Financial   First Robinson            100%           Federal
 Corporation                Savings Bank, N.A.

First Robinson Savings     First Robinson            100%           Illinois
 Bank, N.A.                 Service Corporation